Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

IN RE THE REALREAL, INC. STOCKHOLDER DERIVATIVE LITIGATION	Master File No.: 1:20-cv-01212-LPS

THIS DOCUMENT RELATES TO:

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated November 5, 2021 (the “Stipulation”), is made and entered into by and among the following Settling Parties, by and through their respective counsel of record: (i) Plaintiffs Iwona Grzelak (“Grzelak”) and Junior Aguirre (“Aguirre”) (collectively, “Plaintiffs”); (ii) Julie Wainwright, Matt Gustke, Steve Lo, Gilbert L. “Chip” Baird III, Maha Ibrahim, Robert Krolik, Michael A. Kumin, Stefan Larsson, Niki Leondakis, and James R. Miller (the “Individual Defendants”); and (iv) nominal defendant The RealReal, Inc. (“TRR,” or the “Company,” and together with the Individual Defendants, “Defendants”). This Stipulation is intended by the Settling Parties1 to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined in Section IV, ¶1.18) in the above-captioned consolidated derivative action (the “Consolidated Action”), subject to the terms and conditions set forth herein.

I.	FACTUAL AND PROCEDURAL BACKGROUND

A.	The Consolidated Action

TRR promotes itself as the world’s largest online marketplace for consigned, authenticated luxury items, such as clothing and art pieces. In June 2019, TRR initiated an initial public offering (the “IPO”). In connection with the IPO, the Company filed with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-1 and a Prospectus on Form 424B4,

[1]	All capitalized terms not otherwise defined are defined in Section IV, ¶1.

which was incorporated into the Registration Statement (the “IPO Documents”). Plaintiffs allege that from June 27, 2019, through November 20, 2019, the Individual Defendants made and/or caused the Company to make false and misleading statements, in the IPO Documents, Company press releases, conference calls, and interviews, regarding TRR’s authentication process. Specifically, Plaintiffs allege that the Individual Defendants falsely represented to the investing public that the Company’s authentication process was extraordinarily robust, and was conducted by highly trained experts, when, in reality, TRR had significant problems with its authentication processes that, inter alia, enabled the Company to sell hundreds of counterfeit items. Plaintiffs further allege that the Individual Defendants failed to maintain internal controls at the Company and failed to remedy the Company’s authentication process problems.

On September 10, 2020, Plaintiff Grzelak filed a Verified Shareholder Derivative Complaint putatively on behalf of TRR against the Individual Defendants asserting claims for breaches of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and for contribution under Sections 10(b) and 21D of the Securities Exchange Act of 1934 (the “Exchange Act”) in the United States District Court for the District of Delaware (the “Court”) (the “Grzelak Action”).

On September 28, 2020, the parties to the Grzelak Action filed a Joint Stipulation and [Proposed] Order Temporarily Staying Derivative Action until and through the resolution of a motion to dismiss in a related securities class action in the Northern District of California styled, Sanders v. The RealReal, Inc., Case No. 5:19-cv-07737-EJD (N.D. Cal.) (the “Federal Securities Class Action”). The Court so-ordered the stipulation on October 5, 2020.

On December 7, 2020, Plaintiff Aguirre filed a Verified Shareholder Derivative Complaint putatively on behalf of the Company against the Individual Defendants asserting similar claims for breach of fiduciary duty and for contribution under Sections 10(b) and 21D of the Exchange Act, based on substantially the same facts as the Grzelak Action (the “Aguirre Action”).

On December 17, 2020, the parties to the Grzelak Action and the Aguirre Action filed a joint stipulation to: (1) consolidate the derivative actions to form the Consolidated Action; (2) appoint The Brown Law Firm, P.C. and Bragar Eagel & Squire, P.C. as Co-Lead Counsel; and (3) stay the Consolidated Action in deference to resolution of the motion to dismiss in the related Federal Securities Class Action. On December 23, 2020, the Court so-ordered the stipulation.

On March 31, 2021, the court in the Federal Securities Class Action entered an order granting in part and denying in part the motion to dismiss the amended complaint in the Federal Securities Class Action.2

B. Settlement Efforts in the Consolidated Action

On June 28, 2021, Plaintiffs’ Counsel and counsel for TRR and the Individual Defendants attended a full-day virtual mediation session. The mediation was conducted by the Honorable Layn R. Phillips (Ret.) and Michelle Yoshida, Esq. of Phillips ADR. Prior to the mediation, on May 6, 2021, Plaintiffs’ Counsel sent a comprehensive settlement demand to counsel for the Defendants, and the Settling Parties exchanged mediation briefs on June 14, 2021.

Although significant progress was made during the mediation towards a potential resolution of the Consolidated Action, the Settling Parties were unable to reach agreement on a settlement at the mediation. The Settling Parties, however, continued to engage in good faith settlement negotiations in the months following the mediation, both in writing and telephonically, which included exchanging various drafts of proposed corporate governance reforms, until they reached an agreement-in-principle to settle the Consolidated Action.

[2]	In connection with the motion to dismiss order in the Federal Securities Class Action, plaintiffs were permitted to file a second amended complaint, which plaintiffs did on April 30, 2021.

On September 13, 2021, the Settling Parties reached agreement on the material terms of the settlement, which included the corporate governance reforms set forth in Exhibit A hereto (the “Reforms”), subject to Court approval. The Settling Parties memorialized their agreement by executing a binding Settlement Term Sheet (“Term Sheet”) the same day.

On October 21, 2021, after agreeing to the material terms of the settlement, and after executing the Term Sheet, which included the Reforms, the Settling Parties participated in a separate half-day virtual mediation session to negotiate, in good faith, at arm’s-length, and with the assistance of mediator Michelle Yoshida, the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel for the substantial benefit conferred upon TRR as a result of the Settlement. During the mediation and with substantial assistance from the mediator, the Settling Parties agreed that TRR would pay five-hundred thousand dollars ($500,000) for Plaintiffs’ Counsel’s attorneys’ fees and expenses, subject to Court approval.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the Consolidated Action has substantial merit, and Plaintiffs’ entry into this Stipulation and agreement as to the settlement terms contemplated herein (the “Settlement”) is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Consolidated Action. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Consolidated Action against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Consolidated Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation and the possible defenses to the claims alleged in the Consolidated Action.

Plaintiffs’ Counsel have conducted extensive investigations and analyses, including, inter alia: (i) reviewing TRR’s press releases, public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) researching applicable law with respect to the claims alleged in the Consolidated Action and potential defenses thereto; (iii) preparing and filing the complaints; (iv) conducting damages analyses; (v) conducting research into corporate governance at TRR, as well as industry-wide best practices; (vi) preparing a comprehensive settlement demand in furtherance of Plaintiffs’ efforts to resolve the Consolidated Action in the best interests of the Company and its shareholders; (vii) preparing a mediation brief; (viii) evaluating the merits of, and the defendants’ potential liability in connection with, the Federal Securities Class Action; (ix) attending two mediation sessions; and (x) negotiating this Settlement with Defendants.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon TRR. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of TRR and have agreed to settle the Consolidated Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Consolidated Action. The Individual Defendants expressly deny all allegations of wrongdoing or liability against them arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Consolidated Action. Without limiting the foregoing, each of the Individual Defendants denies, among other things, that they or any other current or former TRR directors or officers breached their fiduciary duties or any other duty owed to TRR, or that Plaintiffs, TRR, or TRR’s shareholders suffered any damage or were harmed as a result of any conduct alleged in the Consolidated Action or otherwise. Each of the Individual Defendants has further asserted and continues to assert that at all relevant times, he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of TRR and its shareholders.

Nonetheless, and without admitting the validity of any of the claims the Plaintiffs have asserted in the Consolidated Action, or any liability with respect thereto, the Individual Defendants have concluded that further proceedings would be protracted and expensive and have determined that it is desirable that the claims against them be settled on the terms reflected in this Stipulation. The Individual Defendants and TRR are entering into this Settlement solely to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation, and without admitting any wrongdoing or liability whatsoever. TRR believes that the Settlement is fair, reasonable, adequate, and in the best interests of TRR and its shareholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against Defendants of any fault, damage, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, between Plaintiffs and Defendants, by and through their undersigned counsel, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court pursuant to Federal Rule of Civil Procedure 23.1, that the claims asserted in the Consolidated Action and the Released Claims shall be fully, finally and forever compromised, settled, discharged, relinquished, and released, and the Consolidated Action shall be dismissed with prejudice and with full preclusive effect, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Board” means the Board of Directors of The RealReal, Inc.

1.2 “Court” means the United States District Court for the District of Delaware.

1.3 “Current TRR Shareholders” means all record holders and beneficial owners of the common stock of TRR as of November 5, 2021, who continue to own TRR common stock as of the date of the Settlement Hearing, and their successors-in-interest, excluding the Individual Defendants and other officers and directors of TRR, as well as members of their families, their legal representatives, heirs, successors, or assigns, and any entity in which they have or had a controlling interest.

1.4 “Defendants” means, collectively, nominal defendant TRR and the Individual Defendants.

1.5 “Defendants’ Counsel” means King & Spalding LLP and Morris, Nichols, Arsht & Tunnell LLP.

1.6 “Consolidated Action” means the consolidated case captioned In re The RealReal, Inc. Stockholder Derivative Litigation, Master File No.: 1:20-cv-01212-LPS pending in this Court.

1.7 “Effective Date” means the date by which the events and conditions specified in Section IV, ¶6.1 of this Stipulation have been met and have occurred.

1.8 “Federal Securities Class Action” means the securities class action styled as Sanders v. The RealReal, Inc., Case No. 5:19-cv-07737-EJD, pending in the United States District Court for the Northern District of California.

1.9 “Final” means when the last of the following, with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit D, attached hereto, shall have occurred: (1) the expiration of the time to file a notice of appeal from the Judgment without a notice of appeal having been filed; or (2) if an appeal has been filed, the court of appeal has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of service awards to Plaintiffs. Any proceeding or order, or any appeal or petition for review pertaining solely to the application for attorneys’ fees, costs, or expenses, and/or service awards to Plaintiffs shall not in any way delay or preclude the Judgment from becoming Final.

1.10 “Individual Defendants” means Julie Wainwright, Matt Gustke, Steve Lo, Gilbert L. “Chip” Baird III, Maha Ibrahim, Robert Krolik, Michael A. Kumin, Stefan Larsson, Niki Leondakis, and James R. Miller.

1.11 “Judgment” means the Final Order and Judgment to be rendered by the Court upon final approval of the Settlement, substantially in the form attached hereto as Exhibit D.

1.12 “Notice” means the Notice to Current TRR Shareholders of Proposed Settlement and Dismissal with Prejudice of Derivative Action, substantially in the form attached hereto as Exhibit B.

1.13 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

1.14 “Plaintiffs” means Plaintiffs Iwona Grzelak and Junior Aguirre, together with any of their respective agents, heirs, assigns, predecessors, and/or successors.

1.15 “Plaintiffs’ Counsel” means: (i) The Brown Law Firm, P.C., (ii) Bragar Eagel & Squire, P.C, (iii) Hynes & Hernandez LLC, (iv) Farnan LLP, and (v) Cooch and Taylor, P.A.

1.16 “Preliminary Approval Order” means the Order to be entered by the Court, substantially in the form attached hereto as Exhibit C.

1.17 “Related Persons” means each of a Person’s past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns, or other individual or entity in which the Person has a controlling interest, and each and all of their respective past and present officers, directors, employees, stockholders, agents, affiliates, parents, subsidiaries, divisions, departments, attorneys, accountants, auditors, underwriters, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns.

1.18 “Released Claims” shall collectively mean: (i) any and all claims for relief (including Unknown Claims, as defined in ¶1.26 below), actions, suits, claims, debts, disputes, demands, rights, liabilities, sums of money due, judgments, matters, issues, charges of any kind (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts, or liabilities whatsoever), and claims of relief or causes of action of every nature and description whatsoever, known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, that have been asserted in the Consolidated Action or could have been asserted in the Consolidated Action or in any other derivative action in any other forum or proceeding by Plaintiffs, TRR, or any other shareholder of TRR, against each and every Defendant and the Released Persons, arising out of, relating to, or based upon the facts, transactions, matters, events, occurrences, acts, disclosures, statements, SEC filings, practices, omissions, or failures to act that were alleged or referred to in the complaints filed in the Consolidated Action; and (ii) any claims in connection with, based upon, arising out of, or relating to the Settlement, but excluding any claims to enforce the Settlement set forth in this Stipulation.

1.19 “Released Persons” means collectively, TRR, the Individual Defendants, and their respective Related Persons. “Released Person” means, individually, any of the Released Persons.

1.20 “Settlement” means the settlement and compromise of the Consolidated Action upon the terms and conditions contained in this Stipulation.

1.21 “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.22 “Settling Parties” means, collectively, each of the Plaintiffs (on behalf of themselves and derivatively on behalf of TRR), and each of the Defendants. “Settling Party” means, individually, any of the Settling Parties.

1.23 “Term Sheet” means the Settlement Term Sheet dated September 13, 2021, which set forth all material terms associated with the resolution of the Consolidated Action.

1.24 “TRR” or the “Company” means The RealReal, Inc. and includes all of its subsidiaries, predecessors, successors, affiliates, assigns, officers, directors, employees, and agents.

1.25 “Unknown Claims” means any Released Claim(s) that Plaintiffs, TRR or a Current TRR Shareholder does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. In this regard, with respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, TRR, and the Current TRR Shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits conferred by or under California Civil Code section 1542, and any other law of the United States or any state or territory of the United States or any other state, sovereign, or jurisdiction, or any principle of common law that is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs, TRR and each Current TRR Shareholder acknowledge that they may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but they stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs, TRR, and each Current TRR Shareholder shall expressly waive and by operation of the Judgment, shall have, fully, finally, and forever compromised, settled, released, discharged, and extinguished any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, apparent or unapparent, whether or not concealed or hidden, which now exist, or heretofore have existed, or may hereafter exist upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge, and the Current TRR Shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.

2.	Terms of the Settlement

2.1 Within thirty (30) days of the date that the Court enters the Judgment, TRR or TRR’s Board, as applicable, shall implement the Reforms identified in Exhibit A attached hereto, and incorporated by reference herein.

2.2 TRR acknowledges and agrees that the filing, pendency, and settlement of the Consolidated Action was the material cause of the Company’s decision to adopt and implement the Reforms, which comprise new practices.

2.3 TRR also acknowledges and agrees that the Reforms confer substantial benefits to TRR and TRR’s shareholders.

3.	Approval and Notice

3.1 Promptly after execution of this Stipulation, Plaintiffs shall submit this Stipulation together with its exhibits to the Court and apply for entry of an Order Preliminarily Approving Derivative Settlement and Providing for Notice (the “Preliminary Approval Order”), substantially in the form of Exhibit C attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current TRR Shareholders; and (iii) a date for the Settlement Hearing as described below.

3.2 The Notice shall summarize the general terms of the Settlement set forth in this Stipulation and shall specify the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit B.

3.3 Within ten (10) days after the entry of the Preliminary Approval Order, TRR shall cause the notice of the Settlement to be given in the following manner: (1) posting a copy of the Notice and the Stipulation, with its exhibits, on the Investor Relations page of the Company’s website; (2) filing the Notice and the Stipulation, with its exhibits, with the SEC as exhibits to a Form 8-K; and (3) issuing the Notice in a press release. The Notice shall provide a link to the Investor Relations page of TRR’s website where the Notice and Stipulation may be viewed, which link shall be maintained through the date of the Settlement Hearing. TRR shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement. The

Settling Parties believe that the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current TRR Shareholders pursuant to applicable law and due process requirements. No later than twenty (20) days following entry of the Preliminary Approval Order, Defendants’ Counsel shall file with the Court an affidavit or declaration attesting to the filing, publishing and posting of the notice of the Settlement.

3.4 Plaintiffs will also request that approximately forty-five (45) days after the notice of the Settlement is given, the Court hold the Settlement Hearing to consider and determine whether the Final Order and Judgment, substantially in the form of Exhibit D hereto, should be entered.

3.5 Pending the Effective Date, all proceedings in the Consolidated Action shall be stayed except as otherwise provided herein.

4.	Plaintiffs’ Counsel’s Attorneys’ Fees and Reimbursement of Expenses

4.1 After negotiating the material terms of the Settlement and after executing the Term Sheet, Plaintiffs’ Counsel, TRR, and Defendants’ Counsel, with the assistance of mediator Michelle Yoshida, began separate negotiations over the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel by the Company. On October 21, 2021, the Settling Parties participated in a second half-day virtual mediation session before mediator Michelle Yoshida, during which the Settling Parties agreed that the Company would pay five hundred thousand dollars ($500,000) to Plaintiffs’ Counsel for their attorneys’ fees and expenses (the “Fee and Expense Amount”), subject to Court approval.

4.2 The Fee and Expense Amount shall be paid to the escrow account of The Brown Law Firm, P.C. (“Escrow Account”) by the Company within thirty (30) days after the date that the Court enters the Preliminary Approval Order. Plaintiffs’ Counsel shall promptly provide to Defendants’ Counsel after such date, all necessary payment details to accomplish payment of the Fee and Expense Amount to the Escrow Account via wire transfer or check, and an executed Form W-9. Defendants and Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

4.3 The Fee and Expense Amount, to the extent approved by the Court (the “Fee and Expense Award”), shall be released to Plaintiffs’ Counsel from the Escrow Account once the Court enters an order approving the fee award, notwithstanding any potential appeals. If the Court reduces the Fee and Expense Amount, or if the Fee and Expense Award is reduced following any appeal, Plaintiffs’ Counsel will pay the Company the amount by which the Fee and Expense Amount was reduced within thirty (30) days of such order.

4.4 Plaintiffs may apply to the Court for reasonable service awards for each of the Plaintiffs in the amount of one thousand five hundred ($1,500) each (the “Service Awards”), only to be paid upon Court approval, and to be paid out of the Fee and Expense Award, in recognition of Plaintiffs’ participation and effort in the prosecution and settlement of the Consolidated Action. Defendants agree not to object to Plaintiffs’ application to the Court for the Service Awards.

4.5 The payment of the Fee and Expense Award shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Consolidated Action. Except as otherwise provided herein or except as provided pursuant to indemnification or insurance rights, each of the Settling Parties shall bear his, her, or its own costs, expenses, and attorneys’ fees.

5.	Releases

5.1 Upon the Effective Date, to the extent that the Plaintiffs, Plaintiffs’ Counsel, or any of the Current TRR Shareholders possess any of the Released Claims derivatively, Plaintiffs, Plaintiffs’ Counsel, and each of the Current TRR Shareholders (solely in their capacity as TRR shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, released, relinquished, discharged and dismissed all Released Claims (including Unknown Claims) against the Released Persons, including any and all claims (including Unknown Claims) against the Released Persons arising out of, relating to, or in connection with the defense, Settlement, or resolution of the Consolidated Action.

5.2 Upon the Effective Date, to the extent Plaintiffs, Plaintiffs’ Counsel, and any of the Current TRRs Shareholders possess any of the Released Claims derivatively, Plaintiffs, Plaintiffs’ Counsel, and each of the Current TRR Shareholders (solely in their capacity as TRR shareholders) shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Consolidated Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.3 Upon the Effective Date, TRR, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims) against the Released Persons.

5.4 Upon the Effective Date, TRR shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Consolidated Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.5 Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, and Current TRR Shareholders (solely in their capacity as TRR shareholders) and their Related Persons from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Consolidated Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1 The Settlement shall be conditioned on the occurrence of all of the following events:

a. Court approval of the Settlement, following dissemination of the notice of the Settlement to Current TRR Shareholders and the Settlement Hearing;

b. the payment of the Fee and Expense Amount ordered by the Court in accordance with Section IV, ¶4.2 herein;

c. entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, providing for dismissal of the Consolidated Action with prejudice, without the award of any damages, costs, fees, or the grant of any further relief to any Settling Party, except as provided in Section IV, ¶ 4 of this Stipulation; and

d. the passing of the date upon which the Judgment becomes Final.

6.2 If any of the conditions specified above in Section IV, ¶6.1 are not met, then this Stipulation shall be deemed canceled and terminated unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date does not occur, or if this Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (a) the Settling Parties shall be restored to their respective positions as of the date of execution of the Term Sheet dated September 13, 2021; (b) any payments made to Plaintiffs’ Counsel pursuant to Section IV, ¶4 shall be refunded and returned to the Company within thirty (30) days of the event that triggered the repayment obligation; (c) the terms and provisions of this Stipulation (other than those set forth in Section IV, ¶¶1.1-1.25, 4.3, 6.2-.6.3, 7.5-7.14) shall have no further force or effect with respect to the Settling Parties and shall not be used in the Consolidated Action or in any other proceeding for any purpose; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in the Consolidated Action or in any other action or proceeding. In such event, any Judgment or other order entered in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

6.4 No order of the Court, modification, or reversal on appeal of any order of the Court concerning the amount of attorneys’ fees, costs, expenses and interest to paid to Plaintiffs’ Counsel or the amount of service awards to be paid to Plaintiffs shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

7.	Miscellaneous Provisions

7.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

7.2 Pending the Effective Date or the termination of the Stipulation according to its terms, Plaintiffs and Current TRR Shareholders, and anyone who acts or purports to act on their behalf, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

7.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and TRR and the Current TRR Shareholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to the Released Claims.

7.4 The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. Subject to, and conditional on, the Court’s final approval of the Settlement, the Settling Parties agree that the Settling Parties and their respective counsel at all times during the course of the Consolidated Action have complied with the requirements of good faith litigation, including, without limitation, F.R.C.P. 11 and all other similar laws and/or rules governing professional conduct. The Settling Parties agree that the claims are being settled voluntarily after consultation with competent legal counsel and shall not take the position that the Consolidated Action was brought or defended in bad faith or in violation of F.R.C.P. 11.

7.5 Neither the Settlement, this Stipulation (including any exhibits attached hereto) nor any act performed or document executed pursuant to or in furtherance of the Stipulation or Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a presumption, a concession, admission, or evidence of the validity or infirmity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons; (b) is, may be deemed to be, or may be used as a presumption, concession, admission or evidence of any liability, fault, or omission of any of the Released Persons in any civil, criminal, or administrative, or other proceeding in any court, administrative agency, tribunal, or other forum; or (c) is or may be deemed an admission by any Settling Party as to the merits or lack thereof of any claim, allegation, or defense. Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement in Court.

7.6 This Stipulation may be modified or amended only by a written instrument signed by, or on behalf of, all the Settling Parties or their respective successors-in-interest.

7.7 In construing this Stipulation, no presumption shall be made against any Settling Party on the basis that it was a drafter of this Stipulation.

7.8 The Stipulation and the exhibits attached hereto constitute the entire agreement between the Settling Parties, and no representations, warranties, or inducements have been made to any Settling Party concerning this Stipulation or any of its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Consolidated Action, and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

7.9 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.10 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.11 This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

7.12 This Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and Released Persons.

7.13 This Stipulation shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles.

7.14 Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

7.15 Any dispute arising out of or relating to the Settlement shall be resolved by the mediators, first by way of expedited telephonic mediation and, if unsuccessful, then by way of final, binding, non-appealable resolution.

7.16 Any planned, proposed, or actual sale, merger, or change-in-control of TRR shall not void this Stipulation. The Stipulation shall run to the Settling Parties’ respective successors- in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of TRR, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

7.17 In the event any proceedings by or on behalf of TRR, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of TRR, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7.18 After prior notice to the Court, but without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.

Dated: November 5, 2021	THE BROWN LAW FIRM, P.C.

/s/ Timothy Brown
Timothy Brown 767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427

Dated: November 5, 2021	BRAGAR EAGEL & SQUIRE, P.C.

/s/ Garam Choe
Garam Choe 810 Seventh Avenue, Suite 620 New York, NY 10019 Telephone: (212) 308-5858

Co-Lead Counsel for Plaintiffs

Dated: November 5, 2021	HYNES & HERNANDEZ, LLC

/s/ Ligaya T. Hernandez
Ligaya T. Hernandez 101 Lindenwood Drive, Suite 225
Malvern, PA 19355
Telephone: (484) 875-3116

Additional Counsel for Plaintiffs

Dated: November 5, 2021	KING & SPALDING LLP

/s/ Lisa Bugni
Lisa Bugni 50 California Street, Suite 3300 San Francisco, California 94111 Telephone: (415) 318-1234

Damien Marshall 1185 Avenue of the Americas, 34th Floor New York, NY 10036
Telephone: (212) 790-5357

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

John P. DiTomo (#4850) 1201 N. Market Street
P.O. Box 1347 Wilmington, DE 19899 Telephone: (302) 658-9200

Counsel for Defendants

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

IN RE THE REALREAL, INC. STOCKHOLDER DERIVATIVE LITIGATION	Master File No.: 1:20-cv-01212-LPS

EXHIBIT A
THIS DOCUMENT RELATES TO:

CORPORATE GOVERNANCE REFORMS

Within thirty (30) days of issuance of a final order approving the settlement of the above- captioned derivative action (the “Consolidated Action”) by the U.S. District Court for the District of Delaware, The RealReal, Inc. (“TRR,” “RealReal,” or the “Company”) or the Board of Directors (“Board”) of TRR, as applicable, shall implement the reforms set forth below (the “Reforms”).

The Reforms shall remain in effect for no less than three (3) years after the Effective Date (as defined in the Stipulation of Settlement dated November 5, 2021). The Company may amend or eliminate any one or more of the Reforms described herein if the Company or the Board determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement term is no longer necessary or advisable or conflicts with any provision of any applicable law. If a Reform is eliminated or modified during the three-year term, lead counsel for derivative plaintiffs shall be informed within fourteen (14) days, and the parties shall then discuss whether the elimination or modification needs to be disclosed in a filing with the U.S. Securities and Exchange Commission. Further, in the event the Company in its current form ceases to exist whether by dissolution, change of control, or other means, then the settlement shall not preclude the Company (and/or any acquirer) from taking any actions necessary or advisable, including amending or eliminating any of the Reforms.

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TRR acknowledges and agrees that the filing, pendency, and settlement of the Consolidated Action was the material cause of the Company’s decision to adopt and implement the Reforms, which comprise new practices. TRR also acknowledges and agrees that the Reforms confer substantial benefits to TRR and TRR’s shareholders.

A. IMPROVEMENTS TO TRR’S AUTHENTICATION PRACTICES

1.

The Chief Operating Officer shall have oversight to ensure that authentication staff is appropriately trained in their duties by incorporating semi-annual assessments of all authentication staff and certifications into the Company’s existing training programs.

2.

In the event a person is hired after the semi-annual assessments and certifications for a particular year, a special assessment shall be held for such individual within thirty (30) business days of his or her hiring after which a certification shall be provided.

3.

Training of authentication staff shall be in person where practicable and determined to be most effective. Where training in person is not practicable or is determined to be less effective, training may be conducted virtually.

B.	NEW POLICY REGARDING BOARD OVERSIGHT OF THE COMPANY’S RETAIL SALES PRACTICES AND RELATIONSHIP WITH RETAIL CUSTOMERS

1.

TRR shall adopt a new written policy that the Chief Operating Officer or its designee shall report to the Board no less than semi-annually regarding oversight for retail sales practices and other elements of TRR’s relationship with retail customers.

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2.

This report, at a minimum, shall include any significant and/or potentially material issues with respect to retail sales practices and TRR’s relationship with retail customers. The Board will monitor any remedial actions taken with respect to any material issues and get updates as needed.

C.	CREATION OF A MANAGEMENT-LEVEL RISK AND COMPLIANCE COMMITTEE

TRR shall create a management-level Risk and Compliance Committee (“Risk and Compliance Committee”) with the following responsibilities and procedures:

Membership

1.

The Risk and Compliance shall initially be comprised of the Chief Legal Officer, the Chief Financial Officer, the Chief Operating Officer, and the Head of Financial Risk and Process. Membership may be altered at the discretion of the Risk and Compliance Committee.

2.

The Risk and Compliance Committee may invite other Company personnel, outside counsel, or other outside advisors to attend its meetings, as it deems necessary and appropriate to perform its duties and responsibilities.

Responsibilities

The Risk and Compliance Committee shall be responsible for:

1.	Determining, implementing, and assessing the Company’s risk management policies and the operation of the Company’s risk management framework; and

2.	Identifying material risks relating to TRR’s compliance with all applicable laws and regulations.

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Process

1.

The Risk and Compliance Committee shall report to the Audit Committee any compliance issues that may have significant financial implications or are sufficiently material to trigger a disclosure obligation;

2.	The Risk and Compliance Committee shall have free and open access to other TRR management and Company employees for the purpose of fulfilling its responsibilities;

3.	The Risk and Compliance Committee shall have the authority to retain separate and independent advisors or counsel to aid in fulfilling its responsibilities, which shall be at TRR’s expense; and

4.	The Risk and Compliance Committee shall meet at least on a quarterly basis.

D.	IMPROVEMENTS TO THE DISCLOSURE COMMITTEE CHARTER

1.

The Company shall amend its Disclosure Committee Charter to include language that the Disclosure Committee shall include TRR’s authentication process in its disclosure control considerations. Specifically, the new provision will state that the Disclosure Committee will include the following factor in its review and revision of the Disclosure Controls and Procedures:

•

Disclosure Assessment: The assessment and validation of disclosure regarding the Company’s business operations, in particular, its authentication processes. The evaluation of the substance of customer or whistleblower complaints, if any, shall be considered in the assessment and validation of such disclosure.

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2.	The Company shall amend its Disclosure Committee Charter to include additional language that the Disclosure Committee shall report to the Board and Audit Committee, as circumstances warrant.

E.	IMPROVEMENTS TOTHE WHISTLEBLOWER POLICY AND PROCEDURES

1.	The Company shall amend its Whistleblower Policy and Procedures to include the following:

•

The policy shall specify that the whistleblower communication channel may be used to “report concerns relating to business practices, ethical business or personal conduct, integrity, and professionalism.”

•

The policy shall specify a process for complaints regarding officers or directors as follows: “Complaints regarding officers or directors of the RealReal shall be reported immediately to the Audit Committee. The Audit Committee shall oversee any such investigations, evaluate the investigation results, and present findings and recommendations regarding any disciplinary or other remedial actions, as may be appropriate, to the Board. If the complaint involves members of the Audit Committee, the complaint shall be reported immediately to the Lead Independent Director.”

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IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

IN RE THE REALREAL, INC. STOCKHOLDER DERIVATIVE LITIGATION	Master File No.: 1:20-cv-01212-LPS

THIS DOCUMENT RELATES TO:	EXHIBIT B

NOTICE TO CURRENT THE REALREAL SHAREHOLDERS OF PROPOSED

SETTLEMENT AND DISMISSAL WITH PREJUDICE OF DERIVATIVE ACTION

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE REALREAL, INC. (“TRR” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: REAL) AS OF NOVEMBER 5, 2021.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTION, CURRENT TRR SHAREHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation of Settlement, dated November 5, 2021 (the “Stipulation”). The purpose of this Notice is to inform you of:

•	the existence of the above-captioned consolidated derivative action captioned In re The RealReal, Inc. Stockholder Derivative Litigation, Master File No.: 1:20-cv-01212-LPS (“Consolidated Action”),

•	the proposed settlement between Plaintiffs[1] and Defendants reached in the Consolidated Action (the “Settlement”),

•	the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Consolidated Action with prejudice,

[1]	All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

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•	Plaintiffs’ Counsel’s application for fees and expenses, and

•	Plaintiffs’ monetary service awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Consolidated Action and of your rights in connection with the proposed Settlement.

Summary

On November 5, 2021, counsel for Plaintiffs and TRR, in its capacity as a nominal defendant, entered into the Stipulation in the Consolidated Action, which was filed derivatively on behalf of TRR, in the United States District Court for the District of Delaware (the “Court”) against certain current and former directors and officers of the Company and against the Company as a nominal defendant. The Stipulation and the Settlement contemplated therein, subject to the approval of the Court, are intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Consolidated Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation.

In light of the substantial benefits conferred upon TRR by Plaintiffs’ Counsel’s efforts, the Company and Plaintiffs’ Counsel participated in negotiations under the assistance of a mediator regarding the attorneys’ fee and expenses to be paid by TRR to Plaintiffs’ Counsel and have agreed that TRR shall pay to Plaintiffs’ Counsel five hundred thousand dollars ($500,000) in attorneys’ fees and expenses (the “Fee and Expense Amount”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to each of the Plaintiffs in the amount of one thousand five hundred dollars ($1,500.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Company’s website, https://investor.therealreal.com/sec-filings, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About?

The Consolidated Action is brought derivatively on behalf of nominal defendant TRR and alleges that the Individual Defendants, among other things, violated the federal securities laws and breached their fiduciary duties by making or permitting the Company to make materially false statements or omissions, causing the Company to fail to maintain internal controls, and committing other violations of law with respect to the Company’s system for authenticating its advertised luxury goods. The complaints in the Consolidated Action allege counts for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and/or waste of corporate assets, and seek contribution under Sections 10(b) and 21D of the Securities Exchange of 1934.

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Why is there a Settlement of the Consolidated Action?

The Court has not decided in favor of Defendants or Plaintiffs in the Consolidated Action. Instead, the Settling Parties have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company has determined that the corporate governance reforms and procedures that the Company will adopt as part of the Settlement provide substantial benefits to TRR and its shareholders.

Defendants deny each and every allegation of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Consolidated Action.Defendants further assert that, at all times, they acted legally, in good faith, and in a manner they reasonably believed to be and that was in the best interests of TRR and TRR’s shareholders. Nonetheless, Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the expense, distraction, and uncertainty of litigation.

The Settlement Hearing, and Your Right to Object to the Settlement

On                , 2021, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be made to Current TRR Shareholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on                 , 2021 at : _.m. before the Honorable Leonard P. Stark, U.S. District Court, District of Delaware, located at the J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Wilmington, Delaware 19801, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Consolidated Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) whether the Court should approve the agreed-to Fee and Expense Amount; (v) whether the Court should approve the Service Awards, which shall be funded from the Fee and Expense Amount to the extent approved by the Court; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of TRR, https://investor.therealreal.com/sec-filings, for any change in date, time or format of the Settlement Hearing.

Any Current TRR Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount, may file with the Court a written objection. An objector must at least twenty-one (21) calendar

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days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of TRR common stock as of November , 2021 and through the date of the filing of any such objection, including the number of shares of TRR common stock held and the date of purchase or acquisition, (c) any and all documentation or evidence in support of such objection; (d) the identities of any cases, by name, court, and docket number, in which the shareholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN             , 2021. The Clerk’s address is:

Clerk of the Court

U.S. DISTRICT COURT, DISTRICT OF DELAWARE

J. Caleb Boggs Federal Building

844 N. King Street, Unit 18

Wilmington, Delaware 19801

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN                      , 2021. Counsel’s addresses are:

Counsel for Plaintiffs:

Timothy Brown	Garam Choe
THE BROWN LAW FIRM, P.C.	BRAGAR EAGEL & SQUIRE, P.C.
767 Third Avenue, Suite 2501	810 Seventh Avenue, Suite 620
New York, NY 10017	New York, NY 10019

Counsel for Defendants:

Lisa Bugni	John P. DiTomo
KING & SPALDING LLP	MORRIS, NICHOLS, ARSHT & TUNNELL LLP
50 California Street, Suite 3300	1201 N. Market Street
San Francisco, California 94111	P.O. Box 1347 Wilmington, DE 19899

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An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Current TRR Shareholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current TRR Shareholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in this Consolidated Action, and from pursuing any of the Released Claims.

CURRENT TRR SHAREHOLDERS AS OF NOVEMBER 5, 2021 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current TRR Shareholders, derivatively on behalf of TRR, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Consolidated Action, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Consolidated Action, reference is made to the Stipulation and its exhibits, copies of which may be reviewed and downloaded at https://investor.therealreal.com/sec-filings.

* * *

You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Garam Choe, Bragar Eagel & Squire, P.C., 810 Seventh Avenue, Suite 620, New York, NY 10019, Telephone: (212) 308-5858, E-mail: choe@bespc.com. Please Do Not Call the Court or Defendants with Questions About the Settlement.

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IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE

IN RE THE REALREAL, INC. STOCKHOLDER DERIVATIVE LITIGATION	Master File No.: 1:20-cv-01212-LPS
EXHIBIT C
THIS DOCUMENT RELATES TO:

[PROPOSED] ORDER PRELIMINARILY APPROVING

DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, the parties to the above-captioned consolidated shareholder derivative action (the “Consolidated Action”) have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the Stipulation of Settlement dated November 5, 2021 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed settlement and dismissal of the Consolidated Action with prejudice; (ii) approving the form and content of the notice of the Settlement to Current TRR Shareholders, substantially in the form of Exhibit B attached to the Stipulation; and setting a date for the Settlement Hearing;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (unless otherwise defined herein); and

WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto, and all Settling Parties have consented to the entry of this Preliminary Approval Order,

NOW THEREFORE, IT IS HEREBY ORDERED:

1. The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Consolidated Action.

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2. The Settlement Hearing shall be held before the Court on                            , 2021 at             __.m.,1 at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, DE 19801, to determine: (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to TRR and Current TRR Shareholders and should be finally approved by the Court; (ii) whether the Judgment finally approving the Settlement, substantially in the form of Exhibit D attached to the Stipulation, should be entered, dismissing the Consolidated Action with prejudice, and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether to award the Fee and Expense Amount to Plaintiffs’ Counsel and Service Awards to each of the Plaintiffs. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate.

3. The Court approves, as to form and content, the Notice attached as Exhibit B to the Stipulation, and finds that posting a copy of the Notice and Stipulation on the Investor Relations page of TRR’s website, filing the Notice and Stipulation with the U.S. Securities and Exchange Commission (“SEC”) as exhibits to a Form 8-K, and issuing the Notice in a press release, substantially in the manner and form set forth in this Order meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to Current TRR Shareholders and any other Persons entitled thereto.

4. Not later than ten (10) days following entry of this Order, TRR shall cause the Notice of the Settlement to be given in the following manner: (i) posting a copy of the Notice and the Stipulation, with its exhibits, on the Investor Relations page of the Company’s website; (ii) filing the Notice and the Stipulation, with its exhibits, with the SEC as exhibits to a Form 8-K; and (iii) issuing the Notice in a press release. The Notice shall provide a link to the Investor Relations page of TRR’s website where the Notice and Stipulation may be viewed, which link shall be maintained through the date of the Settlement Hearing.

[1]	The Settling Parties respectfully request that the Settlement Hearing be scheduled at least forty- five (45) days after the deadline for providing notice of the Settlement to Current TRR Shareholders.

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5. TRR shall undertake the administrative responsibility, and shall be solely responsible, for paying the costs and expenses related to, and giving notice of, the Settlement to Current TRR Shareholders in the manner set forth in paragraph 4 herein.

6. All papers in support of the Settlement, the Fee and Expense Amount and the Service Awards, shall be filed with the Court and served at least twenty-eight (28) calendar days prior to the Settlement Hearing, and any reply papers shall be filed with the Court at least seven (7) days prior to the Settlement Hearing.

7. Any Current TRR Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be finally approved as fair, reasonable, and adequate, why the Judgment should not be entered thereon, or why the Fee and Expense Amount and the Service Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current TRR Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Amount and the Service Awards, unless that shareholder has, at least twenty-one (21) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of TRR common stock as of the date of the Stipulation and through the date of the filing of any such objection, including the number of shares of TRR common stock held and

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the date of purchase or acquisition; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the shareholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if a Current TRR Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current TRR Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Timothy Brown	Lisa Bugni
THE BROWN LAW FIRM, P.C. 767 Third Avenue, Suite 2501 New York, NY 10017	KING & SPALDING LLP 50 California Street, Suite 3300 San Francisco, California 94111

Garam Choe
BRAGAR EAGEL & SQUIRE, P.C. 810 Seventh Avenue, Suite 620 New York, NY 10019	John P. DiTomo MORRIS, NICHOLS, ARSHT & TUNNELL LLP 1201 N. Market Street
Co-Lead Counsel for Plaintiffs	P.O. Box 1347 Wilmington, DE 19899

Counsel for Defendants

Any Current TRR Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Amount and the Service Awards to Plaintiffs, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the Consolidated Action with prejudice, and any and all of the releases set forth in the Stipulation.

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8. No later than twenty (20) days following entry of this Order, Defendants’ Counsel shall file with the Court, proof, by affidavit or declaration, of the publication, filing, and posting of the Notice of the Settlement pursuant to the terms of this Order.

9. All Current TRR Shareholders shall be bound by all orders, determinations, and judgments in the Consolidated Action concerning the Settlement, whether favorable or unfavorable to Current TRR Shareholders.

10. Pending the Effective Date of the Stipulation or the termination of the Stipulation according to its terms, Plaintiffs and Current TRR Shareholders, and anyone who acts or purports to act on their behalf, are barred and enjoined from commencing, prosecuting, instigating, continuing directly, representatively, derivatively or in any other capacity, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

11. All proceedings in the Consolidated Action are stayed until further order of the Court except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

12. Neither the Stipulation (including any exhibits attached hereto) nor any act performed or document executed pursuant to or in furtherance of the Stipulation or Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a presumption, a concession, admission, or evidence of the validity or infirmity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons; (b) is, may be deemed to be, or may be used as a presumption, concession, admission or evidence of any liability, fault, or omission of any of the Released Persons in any civil, criminal, or administrative, or other proceeding in any court, administrative agency, tribunal, or other forum; or (c) is or may be deemed an admission by any Settling Party as to the merits or lack thereof of any claim, allegation, or defense.

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13. Neither the Stipulation, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement in Court.

14. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current TRR Shareholders and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may decide to hold the Settlement Hearing telephonically or by videoconference without further notice to Current TRR Shareholders. Any Current TRR Shareholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the Investor Relations page of TRR’s website for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current TRR Shareholders.

IT IS SO ORDERED.

DATED:
HONORABLE LEONARD P. STARK UNITED STATES DISTRICT JUDGE

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IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE

IN RE THE REALREAL, INC. STOCKHOLDER DERIVATIVE LITIGATION	Master File No.: 1:20-cv-01212-LPS
EXHIBIT D
THIS DOCUMENT RELATES TO:

[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing, pursuant to this Court’s Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated_______, 2021 (the “Preliminary Approval Order”), on the application of the Settling Parties for final approval of the Settlement set forth in the Stipulation of Settlement dated November 5, 2021 (the “Stipulation”). Due and adequate notice having been given to Current TRR Shareholders as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed of the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Final Order and Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation, and except where otherwise specified herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Consolidated Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Settling Parties and Current TRR Shareholders, and hereby finally approves the Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

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4. The Consolidated Action, all claims contained therein, and any other Released Claims, are hereby ordered as fully, finally, and forever compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

5. Upon the Effective Date, to the extent the Plaintiffs, Plaintiffs’ Counsel, or any of the Current TRR Shareholders possess any of the Released Claims derivatively, Plaintiffs, Plaintiffs’ Counsel, and each of the Current TRR Shareholders (solely in their capacity as TRR shareholders) shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever waived, released, relinquished, discharged and dismissed all Released Claims (including Unknown Claims) against the Released Persons, including any and all claims (including Unknown Claims) against the Released Persons arising out of, relating to, or in connection with the defense, Settlement, or resolution of the Consolidated Action.

6. Upon the Effective Date, to the extent Plaintiffs, Plaintiffs’ Counsel, or any of the Current TRR Shareholders possess any of the Released Claims derivatively, Plaintiffs, Plaintiffs’ Counsel, and each of the Current TRR Shareholders (solely in their capacity as TRR shareholders) shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Consolidated Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

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7. Upon the Effective Date, TRR, shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims) against the Released Persons. TRR shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Consolidated Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8. Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, and Current TRR Shareholders (solely in their capacity as TRR shareholders) and their Related Persons from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Consolidated Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

9. The Court finds that the notice to Current TRR Shareholders was made in accordance with the Preliminary Approval Order and provided the best notice practicable under the circumstances to all Persons entitled to such notice, and said notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

10. The Court finds that during the course of the Consolidated Action, the Settling Parties and their counsel at all times complied with Federal Rule of Civil Procedure 11.

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11. The Court hereby approves the Fee and Expense Amount in the amount of five hundred thousand dollars ($500,000) agreed to by Plaintiffs’ Counsel and TRR and finds that such fee is fair and reasonable in light of the substantial benefits conferred upon TRR and TRR’s shareholders by the Settlement.

12. The Court also hereby awards each of the Plaintiffs $1,500 each as Service Awards, to be paid solely out of the Fee and Expense Amount.

13. Neither this Judgment, the Stipulation (including any exhibits attached hereto) nor any act performed or document executed pursuant to or in furtherance of the Stipulation or Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a presumption, a concession, admission, or evidence of the validity or infirmity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons; (b) is, may be deemed to be, or may be used as a presumption, concession, admission or evidence of any liability, fault, or omission of any of the Released Persons in any civil, criminal, or administrative, or other proceeding in any court, administrative agency, tribunal, or other forum; or (c) is or may be deemed an admission by any Settling Party as to the merits or lack thereof of any claim, allegation, or defense.

14. Neither this Judgment, the Stipulation, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement in Court.

15. Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) all Settling Parties for the purpose of construing, enforcing, and administering the Stipulation and this Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Settling Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

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16. This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58.

IT IS SO ORDERED.

DATED:
HONORABLE LEONARD P. STARK UNITED STATES DISTRICT JUDGE

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